Exhibit 3.11

STATE OF MINNESOTA SECRETARY OF STATE
ARTICLES OF INCORPORATION Business and Nonprofit Corporations	5153

PLEASE TYPE OR PRINT LEGIBLY IN BLACK INK.

Please read the directions on the reverse side before completing this form. All information on this form is public information.

TO EXPEDITE THE RETURN OF YOUR DOCUMENTS, PLEASE SUBMIT A STAMPED, SELF-ADDRESSED ENVELOPE.

The undersigned incorporator(s) is an (are) individual(s) 18 years of ago or older and adopt the following articles of incorporation to form a (mark ONLY one):

☒	FOR-PROFIT BUSINESS CORPORATION (Chapter 302A)	☐	NONPROFIT CORPORATION (Chapter 317A)

ARTICLE I        NAME

The name of the corporation is:

Deluxe Financial Services. Inc.

(Business Corporation names trust include a corporate designation such as Incorporated, Corporation, Company, Limited or an abbreviation of one of those words.)

ARTICLE II        REGISTERED OFFICE ADDRESS AND AGENT

The registered office address of the corporation is:

3680 Victoria St., N., Shoreview, MN 55126

(A complete street address or rural route and rural route box number is required: the address cannot be a P.O. Box) City    State    Zip

The registered agent at the above address is:	N/A
(Note: You are not required to have a registered agent)	Name

ARTICLE III        SHARES

The corporation is authorized to issue a total of 10,000,000 shares.

(If you are a business corporation you must authorize at least one share. Nonprofit corporations are not required to have shares.)

ARTICLE IV        INCORPORATORS

I (We), the undersigned Incorporator(s) certify that I am (we are) authorized to execute these articles and that the Information in these as is true and correct. I (We) also understand that if any of this information is intentionally or knowingly misstated that criminal penalties will apply as if I had signed these articles under oath. (Provide the name and address of each incorporator. Each incorporator must sign below. List the incorporators on an additional sheet If you have more than two incorporators.)

Stephen L. Peterson         3680 Victoria St., N.,         Shoreview,           MN                     55126             /s/ Stephen L. Peterson

Name                                 Street                                 City                     State                     Zip                 Signature

Name                                 Street                                 City                     State                     Zip                 Signature

List the Standard Industrial Classification Code (SIC) that most accurately describes the nature of the business of this corporation. Select one of the 2-digit SIC Codes listed on the backside of this form 20

Print name and phone number of person to be contacted if there is a question about the filing of these articles.

Stephen L. Peterson	612-483-7257
Name	Phone Number

03930254 Rev. 05/93	389567	STATE OF MINNESOTA DEPARTMENT OF STATE FILED MAY 19 1997 Secretary of State

6493

MINNESOTA SECRETARY OF STATE
AMENDMENT OF ARTICLES OF INCORPORATION

BEFORE COMPLETING THIS FORM, PLEASE READ INSTRUCTIONS LISTED BELOW.

CORPORATE NAME: (List the name of the company prior to any desired name change)

Deluxe Financial Services, Inc.

This amendment is effective on the day it is Eled with the Secretary of State, unless you indicate another date, on later than 30 days after filing with the Secretary of State.

The following amendment(s) of articles regulating the above corporation were adopted (Insert full text of newly amended article(s) indicating which article(s) is (are) being amended or added) If the full text of the amended will not fit in the space provided, attach additional numbered pages. (Total number of page including this form             .)

ARTICLE III

The corporation is authorized to issue a total of 10,000,000 shares, with par value of $.01 per share.

This amendment has been approved pursuant to Minnesota Statutes chapter 302A or 317A. I certify that I am authorized to execute this amendment and I further certify that I understand that by signing this amendment, I am subject to the penalties of perjury as set forth in section 609.48 as if I had signed this amendment under oath.

Stephen L. Peterson
(Signature of Authorized Person)

INSTRUCTIONS

1.	Type or print with black ink.

2.	A Filling Fee of: $35.00. made payable to the Secretary of State.

3.	Return completed forms to:

Secretary of State

180 State Office Building

100 Constitution Ave.

St. Paul, MN 55155-1299

(612)296-2003

FOR OFFICE USE ONLY

STATE OF MINNESOTA

DEPARTMENT OF STATE

FILED

JUL 25 1997

Secretary of State

[ILLEGIBLE]

412191